AGREEMENT FOR DELIVERY AND USE OF LIST OF LIMITED PARTNERS

                    This Agreement for Delivery and Use of List of Limited Partners ("Agreement") is entered into as of October , 1996 by and between T. Rowe Price Realty Income Fund III Management, Inc., a Maryland corporation (the "General Partner") Ray Wirta, an individual (the "Limited Partner") and Koll Real Estate Services, a Delaware corporation ("Koll") with respect to a list of limited partners of T. Rowe Price Realty Income Fund III, America s Sales-Commission-Free Real Estate Limited Partnership, a Delaware Limited Partnership (the "Partnership").

                    WHEREAS the General Partner is the general partner of the Partnership, and the Limited Partner is a limited partner of the Partnership; and

                    WHEREAS the Limited Partner has requested a list ("List") of the names, addresses, and number of units of limited partnership interest ("Units") held by each of the limited partners in the Partnership; and

                    WHEREAS the Limited Partner has represented that he is requesting the list for the purpose of making a tender offer, regardless of whether any others make such offers, for Units exclusively in concert with Koll and affiliates of Koll which are controlled by Koll ("Koll Affiliates"); and

                    WHEREAS General Partner believes that it is necessary to establish reasonable standards, including certain restrictions to be placed on the use of the List by Limited Partner, Koll and the Koll Affiliates, in order to protect the Partnership and the limited partners from harm and preclude interference with the orderly dissolution and liquidation of the Partnership by the General Partner as publicly disclosed by the General Partner;

                    THEREFORE, in consideration of the representations, promises, and covenants of Limited Partner and Koll as contained herein, General Partner hereby agrees to deliver the list to Limited Partner on magnetic floppy disk, and Limited Partner and Koll jointly and severally represent, promise and covenant on behalf of themselves and their affiliates and the Koll Affiliates that they will use the List only in accordance with the following:

                    1. Limited Partner, Koll and the Koll Affiliates (collectively "Offerors") shall utilize the list only for the purpose of making a single written offer by Offerors, and any amendments thereto, to limited partners to purchase Units ("Tender Offer"), whether such Tender Offer shall constitute a tender offer or not, and shall solicit each limited partner no more than once in connection with such Tender Offer. Offerors will keep the List confidential and will not disclose it to anyone, including any affiliated or unaffiliated persons or entities, other than a professional mailing house, information agent, or depository in connection with the Tender Offer. The Tender Offer will be transmitted by Offerors within 30 days after delivery of the List to Limited Partner and Koll.

                    2.  Offerors  shall  simultaneously  copy  the  General
          Partner   by fax on any Tender Offer and any amendment thereto.

                    3. After the expiration of the Tender Offer, Limited Partner shall return the List to the General Partner and destroy it in a manner which cannot be retrieved any and all copies thereof and works derived therefrom, whether in written, electronic, or other form, and deliver an affidavit to the General Partner that Offerors have complied with the provisions of this section 3.

                    4. Offerors will not make and will not cause to be made more than one unsolicited telephone call to each limited partner in connection with the Tender Offer, provided that an additional phone call may be made in connection with any material amendment to the Tender Offer. An unsolicited telephone call shall be deemed made when Offerors or their agent call a limited partner and either speak with an individual or leave a message for the limited partner.

                    5. Offerors will not purchase Units which, when taken together with all other Units beneficially owned by all Offerors, affiliates of Offerors, or any person or entity participating in the purchasing group (collectively the Group ) cause the members of the Group to be the beneficial owners of 46% or more of the outstanding Units.

                    6. Any Tender Offer shall include the following disclosure:

                         A. That the price being offered by Offerors for Units was determined based on an estimate by Offerors of the current net asset value of the Units, to which a discount was then applied by Limited Partner.

                         B. The existence of third-party resale services, the range of prices paid for Units in secondary market sales for the year preceding the transmission of the Tender Offer, and a statement as to the source of such information.

                         C. The most recent estimated unit value published by the General Partner prior to the transmission of the Tender Offer.










                         D. That the General Partner disclosed in its quarterly report to limited partners for the quarter ended June 30, 1996 a plan of disposition for the properties owned by the Partnership.

                         E. The identity of all persons or entities for whose benefit, directly or indirectly, the Tender Offer is made.

                    7. In any vote of the limited partners subsequent to the date hereof, Offerors will vote any and all Units owned by it, directly or indirectly, pro rata to the vote of all other limited partners.

                    8. From and at all times after the date of this agreement none of the Offerors will, either individually or in concert with others, attempt to remove the General Partner from its position as general partner of the Partnership, provided that a vote by one or more of Offeror in accordance with the provisions of section 7 hereof shall not  constitute a breach of this
                    section 8.

                    9.  From  and at  all  times  after  the date  of  this
          agreement none of the Offerors will act, either individually or in concert with others, to effect a change in control of
          the       Partnership, provided  that a vote  by one  or more  of
                    Offerors in accordance with the provisions of section 7 hereof shall not constitute a breach of this section 9.

                    10. Offerors will not transfer  any interest, direct or
                    indirect, in all or any of the Units acquired by either
                    of them  in the Tender  Offer unless the  transferee or
                    transferees agree  in writing  for the  benefit of  the
                    Partnership   and  the  General   Partner,  in  a  form
          reasonably satisfactory to the Partnership and the General Partner, to abide by and comply with all of the terms, promises
          and       covenants  made  by Offerors  herein,  provided however
          that      the Offerors may collectively transfer  no more than 5%
          of        the  Units  and  section  10 shall  not  apply  to such
          transfer. For purposes of the preceding sentence, the transfer of less than 5% of such units may be made in one or more transactions so long as all such transfers, when added together, do not exceed 5%.

                    11.  In the event  the transfer of  Units presented for
                    transfer within  a tax  year of  the Partnership  could
          cause     the Partnership  to be  treated as  a  publicly  traded
                    partnership   for  federal  tax purposes,  the  General
          Partner will accept such transfers only after receiving an opinion of reputable counsel satisfactory to the General Partner that the recognition of such transfers will not cause
          the       Partnership   to  be  treated  as  a   publicly  traded
                    partnership  under the  Internal Revenue Code of  1986,
          as        amended.

                    12.  This Agreement shall  be governed by and construed









          in        accordance with  Delaware law without regard  to choice
          of        law rules.

          Agreed and accepted,

          T. ROWE PRICE REALTY INCOME FUND III MANAGEMENT, INC..

          BY: /s/Lucy B. Robins

          TITLE: Vice President

          DATE: November 1, 1996

          RAY WIRTA

          /s/Ray Wirta

          KOLL REAL ESTATE SERVICES

          BY: /s/Ray Wirta

          TITLE:

          DATE: November 6, 1996